EXHIBIT  10.12
--------------
                                        Amended and Restated:  December 13, 2002

                               SEMCO ENERGY, INC.
                              DEFERRED COMPENSATION
                                       AND
                               STOCK PURCHASE PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           --------------------------


                                    ARTICLE I
                                     Purpose
                                     -------

     This Plan's purpose is to accomplish the deferral of federal income tax on deferred compensation and earnings for any participating non-employee member of the Board of Directors (a "Director") of SEMCO Energy, Inc. ("the Company"). Deferral is sought until the Director (or other recipient) actually receives payment.


                                   ARTICLE II
                                    Elections
                                    ---------

     The Company and a Director may agree to irrevocably defer payment of certain delineated compensation otherwise payable in a calendar year ("That Year's Deferred Compensation").

     Any such agreement ("Participation Agreement") must be signed by the Director, and delivered to the Administrator, prior to January 1 of the year for which it is applicable. For a new Director, such signing and delivery must occur no later than 30 days after becoming a Director and must relate only to services performed after such election.

     Separate investment elections and deferral elections must be made for each calendar year in which a Director chooses to defer compensation. Thus, for a new Director, the first deferral election may be effective (the "Deferral Period") for less than 12 months. Similarly, the Deferral Period for the Director's last calendar year may be less than 12 months. Once an investment election is made, it will continue to apply to That Year's Deferred Compensation.

     The  Director  may choose any of the following compensation to be deferred:

     (a) monthly retainer: all; none; an amount certain (which will be deferred on a first-earned first-deferred basis).

     (b) Board & Committee meeting fees: all; none; an amount certain (which will be deferred on a first-earned first-deferred basis).

     (c)  compensation  in  lieu  of medical plan participation: all or none.

                                   ARTICLE III
                                    Accounts
                                    --------

     One or more bookkeeping accounts (the "Account") will evidence the Company's liability to the Director. Before April of each year, the Company will notify the Director in writing of the value of his Account as of the prior December 31.


                                   ARTICLE IV
                               Interest Available
                               ------------------

     The Director may choose to have interest credited to That Year's Deferred Compensation or choose to have such Deferred Compensation invested in Company common stock. If chosen, interest will be credited in an amount equal to the Average Balance times the Average Prime Rate.

"Average Balance" equals the sum of the Account balances on each day during the period, divided by the number of days in the period.

     "Average Prime Rate" equals the sum of the rates announced by Standard Federal Bank (f.k.a. Michigan National Bank) as its prime rate each day during the period, divided by the number of such days.

     Interest will be credited only once a year, as of the last day of the last month of the calendar year coincident with, or preceding, total distribution of That Year's Deferred Compensation. Thus, for all years (except perhaps the last), interest will be credited on December 31.


                                    ARTICLE V
                                  Common Stock
                                  ------------

     Instead of choosing to have interest credited, the Director may choose to have That Year's Deferred Compensation used to purchase shares of Company common stock.

Without regard to a Director's choice, Deferred Compensation in lieu of medical plan participation will automatically be used to purchase common stock.

     Purchases of common stock with Deferred Compensation will be made from the Company at the price that shares are purchased pursuant to the Company's Direct Stock Purchase and Dividend Reinvestment Plan ("DRIP"). Purchases will be made as of the DRIP investment date first occurring on or after the date such Deferred Compensation is credited to the Account.

     Shares so purchased will be held in an actual DRIP account. Dividends on such DRIP account will be reinvested pursuant to the DRIP. (Shares purchased pursuant to the DRIP may be purchased on the open market or directly from the Company as described in the DRIP Prospectus.)

     Consistent with the New York Stock Exchange Listed Company Manual, no shares of common stock will be issued for Deferred Compensation pursuant to this Plan to the extent that issuance of such shares would result in:
     (i) a single Director's Deferred Compensation purchasing more than 173,808 shares (1% of outstanding common shares on the Initiation Date);
     (ii) more than 869,040 shares (5% of outstanding common shares on the Initiation Date) being issued in total pursuant to
             (a) this Plan, counting only shares issued for Deferred Compensation; and
             (b)     all  other  un-approved  Plans.

The term "Initiation Date" means the date that this Plan was amended to provide for the possible issuance of common shares (being December 17, 1998).

For  this  purpose,  "un-approved  Plans"  does  not  include  any  Plan:
     (i)     for  which shareholder approval has been obtained (e.g. 1997 LTIP);
     (ii)    which  is  open  generally  to  all  Company  common  stockholders
(e.g. DRIP);
     (iii)   which  is  a  broadly-based  Plan;  or
     (iv) to the extent that options or shares are issued to a person not previously an employee as a material inducement to entering into an employment contract.

Any term or phrase used in the above limitation shall be interpreted consistent with the NYSE Listed Company Manual, including Section 312 (Shareholder Approval Policy).


                                   ARTICLE VI
                          Accounts Subject to Creditors
                          -----------------------------

     Other than common stock, the Company is not required to earmark assets. All assets allocated to pay an Account will always be subject to claims of the Company's general creditors and be available for the Company's unfettered use. The Company shall have the power to use such assets to the same extent as its other property. The Company may vote any common stock.

     The Director shall have no property interest in Plan assets whether or not earmarked and whether or not placed in a DRIP account. The Director has the status of a general unsecured creditor. Company obligations constitute mere promises to make benefit payments in the future. No trust shall be created to hold Plan assets. This Plan is intended to be, and shall be, unfunded for tax purposes and for purposes of Title 1 of ERISA.

                                   ARTICLE VII
                                  Distributions
                                  -------------

     Common shares shall be distributed in certificate form if such shares are restricted pursuant to Rule 144 or if a certificate is requested. If such shares are not restricted pursuant to Rule 144, they may be distributed in book entry form into an existing or newly created account with Wells Fargo. If the distribution is in certificate form, any fractional share shall be paid out at the price that would be paid for such fractional share pursuant to a DRIP withdrawal effected on that date.

     The Company shall have the right to withhold from any payment an amount sufficient to satisfy any federal, state or local tax withholding requirements in connection with such payment or any other payment previously made to, or for the benefit of, Director (whether effected pursuant to this Agreement or otherwise).

     The Director may elect to receive amounts in the Account attributable to That Year's Deferred Compensation in a Lump Sum or via a Graduated Payout of a varying Distribution Amount as described below. Each payment will be made within a 30-day period ("Payment Period") after the date the amount becomes payable. Each payment date, within the Payment Period, will be selected at the discretion of the Company.

     In  a  Lump  Sum  payable:
     -------------------------
          (i) the date the Director ceases to be a full time Director of the Company or any business entity controlling, controlled by or under common control with the Company ("Termination Date").

                         OR

          (ii)    January  1  of  any  specified  year.

                         OR

          (iii)   the  earlier  of  either  of  (i)  or  (ii)  above.

                         OR

          (iv)    the  later  of  either  of  (i)  or  (ii)  above.

                         OR

     In  a  Graduated  Payout:
     ------------------------
          (v)     in  3  annual  payments  as  follows:
                  a.     one-third  as  of  Termination  Date;
                  b. one-half of remaining balance as of the one-year anniversary of Termination Date; and
                  c. the balance as of the two-year anniversary of Termination Date.

                         OR

          (vi)    in  5  annual  payments  as  follows:
                  a.     one-fifth  as  of  Termination  Date;
                  b. one-fourth of remaining balance as of the one-year anniversary of Termination Date;
                  c. one-third of remaining balance as of the two-year anniversary of Termination Date;
                  d. one-half of remaining balance as of the three-year anniversary of Termination Date; and
                  e. the balance as of the four-year anniversary of Termination Date.

     If a Graduated Payout is chosen, and the Director has both an interest-bearing account and a Common Stock account, distributions will be effected pro-rata based on the accounts' values as of the beginning of the Payment Period (or, if no value is easily determinable for such date, as of the most recent date prior thereto for which a value is easily determinable).

     Once such an election is made for That Year's Deferred Compensation, it can only be changed if all the following conditions are met:
     (i)     the  Administrator  consents  in  writing;
     (ii) the change is made before any portion of That Year's Deferred Compensation otherwise becomes distributable;
     (iii)   the  effect  of  the  change  is  to  delay  distribution.

     If the Director dies prior to any given Payment Period, payment of the amount relating to that Payment Period shall be made to the primary beneficiary. However, if the primary beneficiary dies prior to any given Payment Period, payment of the amount relating to that Payment Period shall be made, to the alternate beneficiary. If any payee is alive at the beginning of the Payment Period and dies prior to distribution of the amount relating to that Payment Period, such amount shall be paid to such payee's estate.

     If  the  Director  and  all  beneficiaries  have  died prior to any Payment
Period, the entire balance (except amounts relating to a prior Payment Period remaining unpaid) will be paid out in a lump sum as soon as administratively convenient to the estate of the last surviving payee. In the absence of conclusive proof as to the identity of the last surviving payee, the Administrator may choose the payee from among the possible survivors in its unfettered discretion and without regard to the actual identity of the last survivor. In the absence of conclusive proof as to whether the Director or a beneficiary survived to the beginning of a Payment Period, the Administrator may treat such Director or beneficiary as having died as of the day before the Payment Period in its unfettered discretion and without regard to the actual date of death.

     The Director may change beneficiaries at any time by submitting written notice to the Administrator.


                                  ARTICLE VIII
                               Rights Inalienable
                               ------------------

     Neither the Director nor any beneficiary shall have any right to transfer or encumber any right to receive any payment. Any attempt to do so will be void.


                                   ARTICLE IX
                            No "Employment" Agreement
                            -------------------------

     Neither this Plan nor any document created pursuant to this Plan will constitute a contract of employment or contract for services. Nor shall this Plan or any such document interfere with the Company's right to modify the Director's compensation.


     ARTICLE  X
     Administration
     --------------

     This Plan shall be administered by the Secretary of the Company ("the Administrator"). The Administrator may make, interpret and enforce rules for administration and decide all questions and act for the Company in all manners under this Plan (except to the extent expressly otherwise stated herein).

     Administrator decisions shall be conclusive and binding on all persons, unless a written appeal is received by the Administrator within sixty days of the disputed decision. Any appeal timely filed will be reviewed by the Administrator (in consultation with the President or his designee) and the resulting decision shall be final, conclusive and binding.


                                   ARTICLE XI
                        Amendment and Termination of Plan
                        ---------------------------------

     The Board may amend the Plan at any time. No amendment may decrease the value of any Account at that time. Each Participation Agreement and each other document having continuing effect after any amendment is automatically subject to each amendment.

     The Board may terminate the Plan (or any aspect of the Plan) at any time. Upon termination, Participants shall be paid the balance in their Deferred Benefit Accounts in a lump sum or over any period of time determined by the Board.

                                   ARTICLE XII
                                  Miscellaneous
                                  -------------

     Notices  may  be  given  by  personal  delivery  or  by  U.S.  mail.

     This Plan shall be governed by the laws of Michigan and federal income tax laws. Any provision precluding the deferral of income recognition for federal tax purposes shall be modified to the least extent necessary to avoid such preclusion or, if not capable of any such rational modification, be null and void.

     So long as they act in good faith, the Company and its officers, directors, agents, and employees may act pursuant to this Plan without any liability to the Director, any beneficiary or any other person.